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                                                     Exhibit 10.4

AEtna                                  Aetna Inc.
                                       151 Farmington Avenue
                                       Hartford, CT  06156


                                       James H. Gould
                                       Aetna Human Resources, RW2A
                                       (860-273-8588)


April 9, 1997

Leonard Abramson
376 Regatta Drive
Jupiter, FL 33477

Dear Mr. Abramson:

Per your request, this letter amends the Amended and Restated
Agreement between you and Aetna Inc. dated May 30, 1996
("Agreement").  Section 4.(d) Office and Secretarial Support is
                              ______________________________
hereby amended to add the following language.

"As of April 1, 1997 and for the remaining Term of this Agreement, the Company will no longer provide Consultant with office space but will instead reimburse Consultant for office space expenses in the amount of $3,167.00 per month. The Company will continue to furnish Consultant with full-time secretarial services as described above in this Section 4.(d)."

All other provisions of such Agreement shall remain in full force and effect.

Please confirm this agreement by signing below and returning this letter to me at the above address. Thank you.

Sincerely,

/s/ James H. Gould
__________________
James H. Gould


Acknowledged and Agreed to:

/s/ Leonard Abramson    4/17/97
____________________    _______
Leonard Abramson        Date

c:  James Dickerson, Chief Financial Officer, Aetna US Healthcare
    Lucille Nickerson, Vice President and Corporate Secretary
    Elease Wright, Vice President, Human Resources